UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2006
A. M. Castle & Co.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	847-349-2516

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.4
Consent of Deloitte & Touche LLP

Explanatory Note:
This Current Report on Form 8-K/A amends and supplements the Current Report filed by A. M. Castle & Co. on September 8, 2006 (the initial Form 8-K) with the Securities Exchange Commission relating to its acquisition of Transtar Intermediate Holdings #2, Inc. (“Transtar”) that occurred on September 5, 2006. The purpose of this Current Report on Form 8-K/A (Amendment No. 1) is to (i) correct a typographical error in the name of the acquired company which is Transtar Intermediate Holdings #2, Inc., a Delaware corporation and not Transtar Holdings #2, LLC as shown on the first line of Item 2.01, (ii) include financial statements required by item 9.01, (iii) amending the previously filed pro forma financials principally to reflect deferred taxes on the acquired intangible assets, and (iv) the consent of Deloitte & Touche LLP.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 5, 2006 the Company completed its acquisition of Transtar Intermediate Holdings #2, Inc. (“Transtar”), a wholly owned subsidiary of H.I.G. Transtar Inc. The acquisition was completed pursuant to the Stock Purchase Agreement, dated August 12, 2006 (the “Agreement). Transtar’s assets consist primarily of receivables, inventory, customer and supplier contracts, and identifiable intangibles including but not limited to customer lists, product processes and trademarks. In addition Transtar retained $1.1 million of foreign debt secured by the assets of Transtar’s foreign subsidiaries. The Company acquired all of the outstanding common stock of Transtar, and Transtar will operate as a wholly owned subsidiary of the Company.
The total consideration paid by the Company for all outstanding shares of Transtar was $175,783,000, comprised of $30,919,000 from cash on hand and $144,864,000 from bank borrowings. An escrow in the amount of $18 million funded from the purchase price was established to satisfy H.I.G. Transtar Inc.’s indemnification obligations under the Agreement.
The description of the acquisition of Transtar set forth above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement that was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on August 17, 2006 (the “Castle 8-K”). The description of the Stock Purchase Agreement remains subject to the qualifications set forth in the Castle 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

Independent Auditors’ Report

Audited Financial Statements for Transtar
Consolidated Balance Sheet as of December 31, 2004 and 2005
Consolidated Statements of Income for the years ended December 31, 2004 and 2005
Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2005
Notes to Consolidated Financial Statements for the years ended December 31, 2004 and 2005

Unaudited Financial Statements for Transtar
Consolidated Balance Sheet as of December 31, 2005 and June 30, 2006
Consolidated Statements of Income for the six months ended June 30, 2005 and 2006
Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2006
Notes to Consolidated Financial Statements for the six months ended June 30, 2006

(b)	Pro Forma Financial Information — previously filed
Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2006
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2005
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006

(d)	Exhibits

10.11 Amended and Restated Credit Agreement, dated September 5, 2005, by and between A. M. Castle & Co., and Bank of America, N.A., as U.S. Agent, Bank of America, N.A., Canadian Branch as Canadian Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and LaSalle Business Credit, LLC as Documentation Agent — previously filed

10.12 Guarantee Agreement, dated September 5, 2005, by and between the Company and the Guarantee Subsidiaries — previously filed

10.13 Amended and Restated Collateral Agency and Intercreditor Agreement, dated September 5, 2005, by and among A. M. Castle & Co., Bank of America, N.A., as Collateral Agent, Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company and the Northern Trust Company — previously filed

10.14 Amended and Restated Security Agreement, dated September 5, 2005, among the Company and the Guarantee Subsidiaries — previously filed

10.15 Guarantee Agreement, dated September 5, 2005, by and between the Company and Canadian Lender and Bank of America, N.A. Canadian Branch, as Canadian Agent — previously filed

10.16 Amendment No.1 to Note Agreement, dated September 5, 2005, between the Company and The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company Amendment. — previously filed

23.1 Consent of Deloitte & Touche LLP
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
	By:	Lawrence A. Boik
November 7, 2006
		Name:	Lawrence A. Boik
		Title:	Vice President Finance & CFO